4th Quarter and Full Year 2024 Earnings Presentation February 25, 2025 Exhibit 99.2

Safe Harbor Statement Disclosures in this presentation contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, those relating to future financial and operational results, market and broader economic conditions and guidance. Those statements provide our future expectations or forecasts and can be identified by our use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “outlook,” “target,” “predict,” “may,” “will,” “would,” “could,” “should,” “seek,” and other words or phrases of similar meaning in connection with any discussion of future operating or financial performance. This includes annual guidance. Forward-looking statements, by their nature, address matters that are uncertain and involve risks because they relate to events and depend on circumstances that may or may not occur in the future. As a result, our actual results may differ materially from our expected results and from those expressed in our forward-looking statements. A more detailed discussion of the risks and uncertainties that could cause our actual results to differ materially from those projected, anticipated or implied is included in the “Risk Factors” and “Management’s Discussion and Analysis” sections of our reports on Form 10-K and Form 10-Q filed with the U.S. Securities and Exchange Commission (“SEC”), including our annual report for the year ended December 31, 2024, that the Company expects to file today. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update any forward-looking statements beyond what is required under applicable securities law. In addition, we will be referring to non-Generally Accepted Accounting Principles (“GAAP”) financial measures within the meaning of SEC Regulation G. A reconciliation of the differences between these measures with the most directly comparable financial measures calculated in accordance with GAAP are included within this presentation and available on the Investor Relations page of our website at www.armstrongceilings.com. The guidance in this presentation is only effective as of the date given, February 25, 2025, and will not be updated or affirmed unless and until we publicly announce updated or affirmed guidance.

Basis of Presentation Explanation Results throughout this presentation are presented on a normalized basis. We remove the impact of certain discrete expenses and income in certain measures including adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), adjusted diluted earnings per share (“EPS”) and adjusted free cash flow. The Company excludes certain acquisition related expenses (i.e. – impact of adjustments related to the fair value of inventory, contingent third-party professional fees, changes in the fair value of contingent consideration and deferred compensation accruals for acquisitions). Acquisition related deferred compensation accruals excluded from adjusted EBITDA represented cash and stock awards that were recorded over each award’s respective vesting period, as such payments were subject to the sellers’ and employees’ continued employment with the Company. The Company also excludes all acquisition-related intangible amortization from adjusted net earnings and in calculations of adjusted diluted EPS. Examples of other excluded items have included plant closures, restructuring charges and related costs, impairments, separation costs and other cost reduction initiatives, environmental site expenses and environmental insurance recoveries, endowment level charitable contributions, the impact of defined benefit plan settlements, gains and losses on sales or impairment of fixed assets, and certain other gains and losses. The Company also excludes income/expense from its U.S. Retirement Income Plan (“RIP”) in the non-GAAP results as it represents the actuarial net periodic benefit credit/cost recorded. For all periods presented, the Company was not required to and did not make cash contributions to the RIP based on guidelines established by the Pension Benefit Guaranty Corporation, nor does the Company expect to make cash contributions to the plan in 2025. Adjusted free cash flow is defined as cash from operating and investing activities, adjusted to remove the impact of cash used or proceeds received for acquisitions and divestitures, environmental site expenses and environmental insurance recoveries. Management's adjusted free cash flow measure includes returns of investment from WAVE and cash proceeds received from the settlement of company-owned life insurance policies, which are presented within investing activities on our consolidated statement of cash flows. Investors should not consider non-GAAP measures as a substitute for GAAP measures. Excluding adjusted diluted EPS, non-GAAP figures are rounded to the nearest million and corresponding percentages are based on unrounded figures. Operating Segments: “MF”: Mineral Fiber, “AS”: Architectural Specialties, “UC”: Unallocated Corporate. We define “organic” as total company and/or AS results excluding the impact of the July 2023 acquisition of BOK Modern, LLC (“BOK”), the April 2024 acquisition of 3form, LLC (“3form”) and the December 2024 acquisition of A. Zahner Company (“Zahner”). All dollar figures throughout the presentation are in $ millions, expect per share data, and all comparisons are versus prior year unless otherwise noted. Figures may not sum due to rounding.

GAAP and non-GAAP Financial Results AWI Consolidated Results Q4 2024 Q4 2023 Full Year 2024 Full Year 2023 Net sales $367.7 $312.3 $1,445.7 $1.295.2 Net earnings $62.2 $46.8 $264.9 $223.8 Operating income $81.9 $66.3 $374.3 $323.7 Adj. EBITDA* $112 $98 $486 $430 Operating income margin (operating income % of net sales) 22.3% 21.2% 25.9% 25.0% Adj. EBITDA margin* (Adj. EBITDA % of net sales) 30.4% 31.4% 33.6% 33.2% Diluted net earnings per share $1.42 $1.06 $6.02 $4.99 Adj. diluted net earnings per share* $1.50 $1.22 $6.31 $5.32 Net cash provided by operating & investing activities $68.5 $57.3 $187.5 $223.1 Adj. free cash flow* $86 $68 $298 $263 Net cash provided by operating & investing activities % of net sales 18.6% 18.3% 13.0% 17.2% Adj. free cash flow margin* (Adj. free cash flow % of net sales) 23.4% 21.9% 20.6% 20.3% Segment Results Q4 2024 Q4 2023 MF AS UC MF AS UC Net sales $238.2 $129.5 - $220.3 $92.0 - Operating income (loss) $68.6 $14.2 ($0.9) $60.9 $6.0 ($0.6) Adj. EBITDA* $89 $23 - $81 $17 - Operating income margin (Operating income % of net sales) 28.8% 11.0% NM 27.6% 6.5% NM Adj. EBITDA margin* (Adj. EBITDA % of net sales) 37.5% 17.4% NM 36.8% 18.4% NM *Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure. “NM”: Not meaningful.

Strong Finish to 2024 Record Setting Results

4th Quarter 2024 Key Takeaways

Net Sales up 18% and Adj. EBITDA* up 14%

Total company adj. EBITDA margin* of 30.4%

Mineral Fiber segment Adj. EBITDA* up 10%

Adj. EBITDA margin* expanded 70bps to 37.5%, with strong AUV[1] and WAVE[2] equity earnings contributions

Architectural Specialties segment Adj. EBITDA* up 33%

Recent acquisitions[3] drove double-digit AS sales and adj. EBITDA* growth; AS Organic adj. EBITDA margin* expanded 70bps to 18.4%

Issuing 2025 Guidance

Expect solid growth for all key metrics, including 9% to 11% for net sales, 8% to 12% for adj. EBITDA* and 9% to 13% for adj. diluted EPS

$368M (+18% VPY)
Net Sales

$112M (+14% VPY)
Adj. EBITDA*

$1.50 (+23% VPY)
Adj. Diluted EPS*

$298M (+13% VPY)
Full Year Adj. Free Cash Flow*

*Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure.

1. Average Unit Value (“AUV”). Includes both like-for-like price and mix impacts.
2. Worthington Armstrong Venture (“WAVE”).
3. Recent acquisitions include Zahner, 3form and BOK.

5

Mineral Fiber Q4 2024 Results Strong AUV and Mineral Fiber Profitability Continue Net Sales Growth VPY Q4 Mineral Fiber Key Highlights ● Top-line AUV growth of 9% driven by both mix and like-for-like price ● Market conditions continued to stabilize ● Higher SG&A expenses due to employee costs & decrease in deferred compensation gains ● Strong WAVE equity earnings driven by favorable AUV, higher volumes and lower steel costs ● Adj. EBITDA margin* expanded 70bps to 37.5% Adj. EBITDA* VPY Q1 Q2 Q3 Q4 FY 2023 Adj. EBITDA* $84 $95 $105 $81 $364 AUV 13 9 6 10 39 Volume (5) 2 (1) (1) (5) Manufacturing1 - - 3 1 3 Input Costs2 4 4 1 (2) 7 SG&A1 (4) (7) (3) (5) (18) WAVE Equity Earnings 7 2 2 4 15 2024 Adj. EBITDA* $99 $104 $113 $89 $406 % Change 18% 10% 8% 10% 11% +8% *Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure. Excludes the change in depreciation and amortization throughout the presentation. Includes raw material, energy and freight impacts, in addition to inventory valuation impacts.

Architectural Specialties Q4 2024 Results Recent Acquisitions & Organic Growth Fuel Robust Results Adj. EBITDA* VPY Q1 Q2 Q3 Q4 FY 2023 Adj. EBITDA* $12 $17 $20 $17 $66 Sales 4 14 18 22 58 Manufacturing1 (1) (2) (3) (4) (9) SG&A1 (2) (8) (10) (13) (33) 2024 Adj. EBITDA* $12 $21 $26 $23 $82 % Change 4% 25% 27% 33% 24% Q4 Architectural Specialties Key Highlights ● Record-setting segment sales and earnings ● AS organic* sales growth accelerated to ~15% and Adj. EBITDA margin* expanded 70bps ● Increased SG&A driven primarily by 3form acquisition ● Completed acquisition of Zahner ● Order intake strengthened in second half 2024 ● Transportation activity remains strong and supports multi-year opportunity Net Sales Growth VPY +41% *Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure. Excludes the change in depreciation and amortization throughout the presentation.

Q4 2024 Consolidated Company Key Metrics Double-Digit Sales and Earnings Growth Driven by AUV and Acquisitions Q4 2023 Q4 2024 Variance Net Sales $312 $368 18% Adj. EBITDA* $98 $112 14% Adj. EBITDA Margin* (Adj. EBITDA % of Net Sales) 31.4% 30.4% (100bps) Adj. Diluted Earnings Per Share* $1.22 $1.50 23% 1 2 1 *Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure. Excludes the change in depreciation and amortization throughout the presentation. Includes raw material, energy and freight impacts, in addition to inventory valuation impacts.

Full Year 2024 Consolidated Company Key Metrics Strong Sales & Adj. EBITDA* Growth with Adj. EBITDA Margin* Expansion Full Year 2023 Full Year 2024 Variance Net Sales $1,295 $1,446 12% Adj. EBITDA* $430 $486 13% Adj. EBITDA Margin* (Adj. EBITDA % of Net Sales) 33.2% 33.6% 50bps Adj. Diluted Earnings Per Share* $5.32 $6.31 19% Adj. Free Cash Flow* $263 $298 13% 1 2 1 *Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure. Excludes the change in depreciation and amortization throughout the presentation. Includes raw material, energy and freight impacts, in addition to inventory valuation impacts.

Double-Digit Adjusted Free Cash Flow* Growth Supports All Capital Allocation Priorities 2024 Capital Deployment 2024 Adj. Free Cash Flow* Up 13% vs PY *Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure. Includes cash earnings, working capital, other current assets and liabilities and proceeds from company-owned officer life insurance. 2023 Adj. Operating cash flow and other1 CapEx Interest Paid WAVE Dividends Income Tax Payments 2024

Issuing Full Year 2025 Guidance

Expecting strong sales and earnings growth

Net Sales

$1,570M to $1,610M

9% to 11% YoY

Adj. EBITDA*

$525M to $545M

8% to 12% YoY

Adj. Diluted EPS*

$6.85 to $7.15

9% to 13% YoY

Adj. Free Cash Flow*

$315M to $335M

6% to 12% YoY

Commentary[1]

- Choppy market outlook … expecting flattish Mineral Fiber volume
- Expect Mineral Fiber AUV growth above historical average … delivering Adj. EBITDA margin* expansion
- WAVE equity earnings to grow mid-single digits
- Recent acquisitions of 3form and Zahner add incremental sales and Adj. EBITDA* to Architectural Specialties

*Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure.
1. Additional assumptions available in the appendix of this presentation.

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Appendix

Full Year 2025 Assumptions Segment Net Sales Adjusted EBITDA Margin* Mineral Fiber ~5% to ~6% growth ~ 42% Architectural Specialties ~20% growth ~ 18% Consolidated Metrics Full Year 2025 Capital expenditures $90M to $100M Depreciation and amortization $115M to $120M Interest expense $34M to $37M Book / cash tax rate ~25% / ~25% Shares outstanding ~43 to 44M Cash return of investment from joint venture $108M to $116M Shipping Days vs Prior Year 2024 2025 Q1 - (1) Q2 - - Q3 +1 - Q4 +1 - Full Year +2 (1) 13 *Non-GAAP measure.

Adjusted EBITDA Reconciliation

	For the Three Months Ended December 31,		For the Year Ended December 31,	
	2024	2023	2024	2023
Net sales	$368	$312	$1,446	$1,295
Net earnings	$62	$47	$265	$224
Add: Income tax expense	14	14	82	75
Earnings before income taxes	$76	$61	$347	$298
Add: Interest/other income and expense, net	6	6	27	25
Operating income	$82	$66	$374	$324
Add: RIP expense[1]	1	1	2	3
Add: Acquisition-related impacts[2]	2	7	4	11
Add: Cost reduction initiatives and other	-	1	-	3
Add: WAVE pension settlement[3]	(1)	-	-	-
Add: Loss on sales of fixed assets, net[4]	-	-	1	-
Add: Environmental expense	-	-	2	-
Adjusted operating income	$84	$75	$383	$340
Add: Depreciation and amortization	27	23	103	89
Adjusted EBITDA	$112	$98	$486	$430
Operating income margin	22.3%	21.2%	25.9%	25.0%
Adjusted EBITDA margin	30.4%	31.4%	33.6%	33.2%

Adjusted Diluted EPS Reconciliation

	For the Three Months Ended December 31,		For the Year Ended December 31,	
	2024	2023	2024	2023
Net earnings	$62	$47	$265	$224
Add: Income tax expense	14	14	82	75
Earnings before income taxes	$76	$61	$347	$298
(Less): RIP (credit)[5]	-	-	(1)	(1)
Add: Acquisition-related impacts[2]	2	7	4	11
Add: Acquisition-related amortization[6]	3	2	11	6
Add: Cost reduction initiatives and other	-	1	-	3
Add: WAVE pension settlement[3]	(1)	-	-	-
Add: Loss on sales of fixed assets, net[4]	-	-	1	-
Add: Environmental expense	-	-	2	-
Adjusted net earnings before income taxes	$81	$70	$364	$318
(Less): Adjusted income tax expense[7]	(15)	(16)	(86)	(79)
Adjusted net earnings	$66	$54	$277	$238
Diluted shares outstanding	43.9	44.2	44.0	44.8
Effective tax rate	18%	23%	24%	25%
Diluted net earnings per share	$1.42	$1.06	$6.02	$4.99
Adjusted diluted net earnings per share	$1.50	$1.22	$6.31	$5.32

1. RIP expense represents only the plan service cost that is recorded within Operating income. For all periods presented, we were not required to and did not make cash contributions to our RIP.
2. Represents the impact of acquisition-related adjustments for the fair value of inventory, contingent third-party professional fees, changes in fair value of contingent consideration, deferred compensation and restricted stock expenses.
3. Represents the Company's 50% share of WAVE's settlement of their defined benefit pension plan.
4. Includes the impact of a loss on sale of an undeveloped parcel of land adjacent to our corporate headquarters, partially offset by a gain on sale of our idled Mineral Fiber plant in St. Helens, Oregon.
5. RIP (credit) represents the entire actuarial net periodic pension (credit) recorded as a component of net earnings. For all periods presented, we were not required to and did not make cash contributions to our RIP.
6. Represents acquisition-related intangible amortization, including customer relationships, developed technology, software, trademarks and brand names, non-compete agreements and other intangibles.
7. Adjusted income tax expense is calculated using the effective tax rate multiplied by the adjusted net earnings before income taxes.

14

Deferred compensation and contingent consideration payments related to 2020 acquisitions were recorded as components of net cash provided by operating activities. Contingent compensation payments related to the acquisition of Turf Design, Inc. Proceeds related to the sale of Architectural Specialties design center, our idled Mineral Fiber plant in St. Helens, Oregon and undeveloped land adjacent to our corporate headquarters. For the Three Months Ended December 31, For the Year Ended December 31, 2024 2023 2024 2023 Net cash provided by operating activities $87 $57 $267 $234 Net cash (used for) investing activities ($18) - ($79) ($10) Net cash provided by operating and investing activities $69 $57 $188 $223 Add: Cash paid for acquisitions, net of cash acquired and investment in unconsolidated affiliate 30 3 129 27 Add: Environmental expenses, net - 1 - 1 Add: Arktura deferred compensation1 1 8 6 8 Add: Contingent consideration in excess of acquisition-date fair value2 - - - 5 (Less): Proceeds from sales of facilities3 (13) - (24) - Adjusted Free Cash Flow $86 $68 $298 $263 Adjusted Free Cash Flow Reconciliation

Segment Adj. EBITDA Reconciliation

	For the Three Months Ended December 31,						For the Year Ended December 31,					
	MF		AS		UC		MF		AS		UC	
	2024	2023	2024	2023	2024	2023	2024	2023	2024	2023	2024	2023
Net sales	$238	$220	$130	$92	-	-	$986	$932	$460	$363	-	-
Operating income (loss)	$69	$61	$14	$6	($1)	($1)	$323	$286	$55	$41	($4)	($3)
Add: RIP expense[1]	-	-	-	-	1	1	-	-	-	-	2	3
Add: Acquisition-related impacts[2]	-	-	2	7	-	-	-	-	3	11	-	-
Add: Cost reduction initiatives and other	-	1	-	-	-	-	-	3	-	-	-	-
Add: WAVE pension settlement[3]	(1)	-	-	-	-	-	-	-	-	-	-	-
Add: Loss on sales of fixed assets, net[4]	-	-	-	-	-	-	1	-	-	-	-	-
Add: Environmental expense	-	-	-	-	-	-	2	-	-	-	-	-
Adjusted operating income (loss)	$68	$62	$16	$13	-	-	$325	$289	$59	$52	($1)	-
Add: Depreciation and amortization	21	19	6	4	-	-	80	75	23	14	-	-
Adjusted EBITDA	$89	$81	$23	$17	-	-	$406	$364	$82	$66	($1)	-
Operating income margin (Operating income % of net sales)	28.8%	27.6%	11.0%	6.5%	NM	NM	32.7%	30.6%	12.0%	11.3%	NM	NM
Adjusted EBITDA margin (Adjusted EBITDA % of net sales)	37.5%	36.8%	17.4%	18.4%	NM	NM	41.2%	39.1%	17.8%	18.1%	NM	NM

1. RIP expense represents only the plan service cost that is recorded within Operating income (loss). For all periods presented, we were not required to and did not make cash contributions to our RIP.
2. Represents the impact of acquisition-related adjustments for the fair value of inventory, contingent third-party professional fees, changes in fair value of contingent consideration, deferred compensation and restricted stock expenses.
3. Represents the Company's 50% share of WAVE's settlement of their defined benefit pension plan.
4. Includes the impact of a loss on sale of an undeveloped parcel of land adjacent to our corporate headquarters, partially offset by a gain on sale of our idled Mineral Fiber plant in St. Helens, Oregon.

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For the Three Months Ended December 31, For the Year Ended December 31, Total AS Recent Acquisitions1 AS Organic UNALLOCATED CORPORATE Total AS Recent Acquisitions1 AS Organic UNALLOCATED CORPORATE 2024 2023 2024 2023 2024 2023 2024 2023 2024 2023 2024 2023 Net sales $130 $92 $34 $9 $96 $83 $460 $363 $84 $11 $376 $352 Operating income $14 $6 $1 $2 $13 $4 $55 $41 $2 $1 $53 $40 Add: Acquisition-related impacts2 2 7 1 - 1 7 3 11 2 - 2 11 Adjusted operating income $16 $13 $3 $2 $14 $11 $59 $52 $4 $1 $55 $51 Add: Depreciation and amortization 6 4 2 - 4 4 23 14 8 - 15 13 Adjusted EBITDA $23 $17 $5 $2 $18 $15 $82 $66 $11 $1 $70 $64 Operating income margin (Operating income % of net sales) 11.0% 6.5% 13.4% 5.4% 12.0% 11.3% 14.2% 11.4% Adjusted EBITDA margin (Adjusted EBITDA % of net sales) 17.4% 18.4% 18.4% 17.8% 17.8% 18.1% 18.7% 18.3% AS Organic Adj. EBITDA Reconciliation Recent acquisitions include the July 2023 acquisition of BOK Modern, the April 2024 acquisition of 3form and the December 2024 acquisition of Zahner. Represents the impact of acquisition-related adjustments for the fair value of inventory, contingent third-party professional fees, changes in fair value of contingent consideration, deferred compensation and restricted stock expenses.

AWI Organic Adj. EBITDA Reconciliation

	For the Three Months Ended December 31,						For the Year Ended December 31,					
	Total AWI		Recent Acquisitions[1]		AWI Organic		Total AWI		Recent Acquisitions[1]		AWI Organic	
	2024	2023	2024	2023	2024	2023	2024	2023	2024	2023	2024	2023
Net sales	$368	$312	$34	$9	$334	$304	$1,446	$1,295	$84	$11	$1,362	$1,284
Operating income	$82	$66	$1	$2	$81	$65	$374	$324	$2	$1	$373	$323
Add: RIP expense[2]	1	1	-	-	1	1	2	3	-	-	2	3
Add: Acquisition-related impacts[3]	2	7	1	-	1	7	4	11	2	-	2	11
Add: Cost reduction initiatives and other	-	1	-	-	-	1	-	3	-	-	-	3
Add: WAVE pension settlement[4]	(1)	-	-	-	(1)	-	-	-	-	-	-	-
Add: Loss on sales of fixed assets, net[5]	-	-	-	-	-	-	1	-	-	-	1	-
Add: Environmental expense	-	-	-	-	-	-	2	-	-	-	2	-
Adjusted operating income	$84	$75	$3	$2	$82	$73	$383	$340	$4	$1	$380	$340
Add: Depreciation and amortization	27	23	2	-	25	23	103	89	8	-	95	89
Adjusted EBITDA	$112	$98	$5	$2	$107	$96	$486	$430	$11	$1	$475	$428
Operating income margin (Operating income % of net sales)	22.3%	21.2%			24.1%	21.3%	25.9%	25.0%			27.3%	25.1%
Adjusted EBITDA margin (Adjusted EBITDA % of net sales)	30.4%	31.4%			32.0%	31.6%	33.6%	33.2%			34.9%	33.3%

1. Recent acquisitions include the July 2023 acquisition of BOK Modern, the April 2024 acquisition of 3form and the December 2024 acquisition of Zahner.
2. RIP expense represents only the plan service cost that is recorded within Operating income. For all periods presented, we were not required to and did not make cash contributions to our RIP.
3. Represents the impact of acquisition-related adjustments for the fair value of inventory, contingent third-party professional fees, changes in fair value of contingent consideration, deferred compensation and restricted stock expenses.
4. Represents the Company's 50% share of WAVE's settlement of their defined benefit pension plan.
5. Includes the impact of a loss on sale of an undeveloped parcel of land adjacent to our corporate headquarters, partially offset by a gain on sale of our idled Mineral Fiber plant in St. Helens, Oregon.

18

Full Year 2025 Low High Net earnings $293 $297 Add: Income tax expense 96 102 Earnings before income taxes $389 $399 Add: Interest expense 34 37 Add: Other non-operating (income), net (14) (13) Operating income $409 $423 Add: RIP expense1 1 2 Adjusted operating income $410 $425 Add: Depreciation and amortization 115 120 Adjusted EBITDA $525 $545 RIP expense represents only the plan service cost that is recorded within Operating income. We do not expect to make cash contributions to our RIP. RIP (credit) represents the entire actuarial net periodic pension (credit) recorded as a component of net earnings. We do not expect to make any cash contributions to our RIP. Represents acquisition-related intangible amortization, including customer relationships, developed technology, software, trademarks and brand names, non-compete agreements, trade secrets and other intangibles. Adjusted income tax expense is based on an adjusted effective tax rate of approximately 25%, multiplied by adjusted earnings before income taxes. Adjusted diluted EPS guidance for 2025 is calculated based on approximately 43 to 44 million of diluted shares outstanding. 2025 Adj. EBITDA Guidance Reconciliation 19 Full Year 2025 Low High Net earnings $293 $297 Add: Income tax expense 96 102 Earnings before income taxes $389 $399 Add: RIP (credit)2 (1) (1) Add: Acquisition-related amortization3 13 15 Adjusted earnings before income taxes $401 $413 (Less): Adjusted income tax expense4 (101) (102) Adjusted net earnings $299 $311 Diluted net earnings per share $6.72 $6.84 Adjusted diluted net earnings per share5 $6.85 $7.15 2025 Adj. Diluted EPS Guidance Reconciliation Full Year 2025 Low High Net cash provided by operating activities $297 $319 Add: Return of investment from joint venture 108 116 (Less): Capital expenditures (90) (100) Adjusted Free Cash Flow $315 $335 2025 Adj. Free Cash Flow Guidance Reconciliation